EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2012, with respect to the consolidated financial statements (which report expressed an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about Energy Focus, Inc.’s ability to continue as a going concern) and in the Annual Report of Energy Focus, Inc. on Form 10-K for the year ended December 31, 2011.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

March 30, 2012

75